EXHIBIT 23.1

Consent of Independent Certified Public Accounting Firm

Century Communities, Inc.

Greenwood Village, Colorado

We hereby consent to the incorporation by reference in the Registration Statement of Century Communities, Inc. on Form S-8 (No. 333-197353) pertaining to the Century Communities, Inc. 2013 Long-Term Incentive Plan of our report dated May 2, 2014, relating to the consolidated and combined financial statements of Peachtree Communities Group, Inc. and Subsidiaries which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, LLP

Atlanta, Georgia

January 27, 2015